UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

LKA Gold Incorporated
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724  47th Street Ct.  N.W.
Gig Harbor, Washington  98335
 (Address of principal executive offices)

(253) 514-6661
(Registrant’s telephone number)

N/A
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

For the second consecutive year, LKA Gold Incorporated’s (OTCQB: LKAID temporary) exploration program at the Company’s Golden Wonder mine was profitable. Gold ore sales exceeded $1.72 million in 2012, which more than doubled 2011 ore sales of $851,561. Project profits were $542,532 in 2012 vs. 219,625 in 2011. As previously announced, the average grade of ore sold was 1.55 ounces (43.9 grams) gold per ton in 2012 vs. an average grade of 1.44 ounces (40.8 grams) in 2011.

Chairman Kye Abraham commented, “We’re extremely pleased with our exploration progress at the Golden Wonder. Our operator, Coal Creek Construction, has done a remarkable job of advancing our knowledge of the mine and the deposit while controlling project costs. They’re an invaluable component of the program’s success.”

For the Company as a whole, LKA recorded a net loss of $2.71 million, which was mostly attributed to one-time charges of $2.34 million associated with debt restructuring. More detailed information about the Company’s operations and financial condition may be found in the Company's 10-K filed as filed with the SEC on April 1, 2013 at: www.sec.gov or under the “Investors” tab “Public Filings” on the Company’s website:  www.lkagold.com .

About the Golden Wonder Exploration Program

Gold enriched vein material is extracted as part of an exploration program designed to determine the width, depth, and lateral extent of the Golden Wonder deposit. Following the Golden Wonder’s highly enriched vein system employing exploratory drilling and mining strategies has proven the most effective and cost efficient means of locating commercial ore bodies.

Since exploration commenced in 2009, LKA’s has shipped bulk ore samples containing more than 2,942 ounces of gold resulting in net ore sales of $3.3 million.  Average ore grades during this exploration program have exceeded 1.52 ounces (43 grams) per ton. Investors are cautioned that additional exploration is required and a commercially viable ore reserve has yet to be established.

Safe Harbor Statement

LKA’s plans to resume/expand Golden Wonder production are subject to a number of conditions including, but not limited to, favorable geology, successful exploration efforts, favorable financing terms/availability, permits, gold prices, market conditions, etc. Mining and related activities are inherently high-risk endeavors and there can be no assurance that LKA will be successful. This current report contains certain forward-looking statements. Statements contained in this current report that are not purely historical are considered forward-looking. When used in this current report, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding LKA’s future plans for exploration and/or production, future expenses and costs, future liquidity and capital resources, and estimates of ore, ore grades and mineralized material. All forward-looking statements in this current report are based upon information available to LKA on the date of this current report and LKA assumes no obligation to update any such statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. LKA's actual results could differ materially from those discussed in this current report. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in LKA’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                LKA Gold Incorporated
Date:  April 10, 2013

                                                                By: /s/ Kye A. Abraham
                                                                      Kye A. Abraham, President